UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 4, 2016

THE COMMUNITY FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

Maryland	0-18279	52-1652138
(State or other Jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

3035 Leonardtown Road, Waldorf, Maryland 20601

(Address of principal executive offices)

(301) 645-5601

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 4, 2016, the Board of Directors of The Community Financial Corporation (the “Company”) and its wholly-owned subsidiary, Community Bank of the Chesapeake (the “Bank”), approved an amendment and restatement of the Community Bank of the Chesapeake Executive Incentive Compensation Plan (the “Plan”).

The amended and restated Plan is designed to better align the interests of Plan participants with the interests of the Bank, the Company and Company shareholders by providing participants with an opportunity to earn incentive compensation upon the achievement of certain Company, Bank and/or individual performance goals. In addition to certain administrative revisions, the Plan was amended to permit incentive compensation to be paid in the form of Company stock authorized under The Community Financial Corporation 2015 Equity Compensation Plan or successor plan.

The foregoing summary of the Plan is not complete and is qualified in its entirety by reference to the complete text of the Plan, which is filed as Exhibit 10.1 to this Form 8-K and which is incorporated herein by reference.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective February 4, 2016, the Board of Directors of the Company amended the Company’s Bylaws to remove Section 15 of Article III related to the age limitation for directors and amended Section 16 of Article III to eliminate the residency requirements for members of the Board of Directors. A copy of the Company’s Amended and Restated Bylaws is attached to this Report as Exhibit 3.2 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Number	Description

3.2	Amended and Restated Bylaws of The Community Financial Corporation

10.1	Community Bank of the Chesapeake Executive Incentive Compensation Plan, as amended and restated

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 10, 2016	By:	/s/ William J. Pasenelli
William J. Pasenelli
President and Chief Executive Officer